Exhibit 10.20

SECOND AMENDMENT DATED FEBRUARY 14, 2023 TO THE LOAN AGREEMENT DATED OCTOBER 16, 2019, EXECUTED BY BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C., INSTITUCIÓN DE BANCA DE DESARROLLO, HEREINAFTER "LENDER", REPRESENTED BY YVETTE VALENZUELA BECERRA AND JULIO CESAR ROMAN PEDRAZA, AND CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS TRUSTEE OF TRUST AGREEMENT NUMBER CIB/3001, HEREINAFTER THE "BORROWER", REPRESENTED BY ITS TRUST OFFICERS JUAN PABLO BAIGTS LASTIRI AND GERARDO IBARROLA SAMANIEGO, WITH THE APPEARANCE OF OPERADORA HOTELERA G I., S.A. DE C.V., HEREINAFTER THE "JOINT AND SEVERAL OBLIGOR", HEREINAFTER THE "BORROWER", REPRESENTED BY ITS TRUSTEES JUAN PABLO BAIGTS LASTIRI AND GERARDO IBARROLA SAMANIEGO, HEREINAFTER THE "JOINT AND SEVERAL OBLIGOR", REPRESENTED BY MARCOS SACAL COHEN JOINTLY REFERRED TO AS THE "PARTIES", PURSUANT TO THE FOLLOWING RECITALS, REPRESENTATIONS, AND CLAUSES:

R E C I T A L S:

ONE. The Loan Agreement executed between Banco Nacional de Comercio Exterior, S.N.C. Institución de Banca de Desarrollo as "LENDER" and CIBanco, S.A., Institución de Banca Múltiple, as Trustee of Trust Agreement number CIB/3001, as " BORROWER", with the appearance of Operadora Hotelera G.I., S.A. de C.V., in its capacity as "JOINT AND SEVERAL OBLIGOR", granted up to the lesser of: (i) $606,468,496.00 (Six Hundred Six Million Four Hundred Sixty-Eight Thousand Four Hundred Ninety-Six Pesos 00/100 Mexican Pesos); and, (ii) 80% (eighty percent) of the VAT to be paid from the construction of the Project, destined to finance up to 80% (eighty percent) of the VAT to be paid during the construction period of all the investments derived from the works and expenses of the Project, the foregoing by means of ratification act number 224,045 dated October 16 (sixteen), 2019 (two thousand nineteen), granted before Cecilio González Márquez, Notary Public No. 151 (one hundred and fifty-one) of Mexico City, hereinafter the "VAT LOAN".

TWO. Through public instrument 225,165 dated November 26, 2019, executed before Cecilio González Márquez, Notary Public No. 151 of Mexico City, the Mortgage Agreement, hereinafter the "MORTGAGE", executed between Banco Nacional de Comercio Exterior, S.N.C. Institución de Banca de Desarrollo in its capacity as Mortgagee and Cibanco, S.A., Institución de Banca Múltiple, in its capacity as Trustee of Trust Agreement CIB/3001 as Mortgagor, was recorded to guarantee performance of the obligations under the "VAT LOAN", by virtue of which the Mortgagor created a secondary mortgage guarantee on the properties identified as (i) Private Unit 1, which is located on Kukulcan Boulevard, in Supermanzana A-2, Segunda Etapa, Hotel Zone of the City of Cancun, Municipality of Benito Juarez, Cancun, Mexico. de Cancún, Municipality of Benito Juárez, State of Quintana Roo with an area of 47,727.69m2, undivided 23.1397%; (ii) Private Unit 4, located on Kukulcan Boulevard, in Supermanzana A-2, Segunda Etapa, Hotel Zone of the City of Cancún, Municipality of Benito Juárez, State of Quintana Roo, with an area of 21,473.30 undivided 10.4109%; and, (iii) Private Unit 5, located on Kukulcan Boulevard, in Supermanzana A-2, Segunda Etapa, Hotel Zone of the City of Cancún, Municipality of Benito Juárez, State of Quintana Roo, with an area of 27,632.44m2, undivided 13.3970%, hereinafter the "PROPERTIES".

THREE. The Non-Possessory Pledge Agreement entered into between Banco Nacional de Comercio Exterior, S.N.C. Institución de Banca de Desarrollo in its capacity as "Pledgee" and CIBanco, S.A., Institución de Banca Múltiple, as Trustee of Trust Agreement CIB/3001, in its capacity as " Pledgor", in order to guarantee the timely performance of any and all Secured Obligations, including, without limitation, the total payment of the principal, interest, commissions, fees, expenses, and costs in the event of trial and other benefits that may be payable in terms of " VAT LOAN", through the creation of a non-possessory pledge in first place and degree with respect to a certain bank account, the foregoing by means of ratification deed number 225,166 dated November 26 (twenty-six), 2019 (two thousand nineteen), granted before Cecilio González Márquez, Notary Public No. 151 (one hundred and fifty-one) of Mexico City, hereinafter the "PLEDGE".

FOUR: The Irrevocable Agency Agreement executed between CIBanco, S.A., Institución de Banca Múltiple, as Trustee of Trust Agreement CIB/3001, in its capacity as "Principal"; Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México, in its capacity as "Agent"; with the appearance of Banco Nacional de Comercio Exterior, S.N.C. Institución de Banca de Desarrollo as " Lender of the VAT Loan", in order for the Agent to exclusively manage a certain bank account in favor of the Lender of the VAT Loan, the foregoing by means of ratification instrument number 225,167 dated November 26 (twenty-six), 2019 (two thousand nineteen), granted before Cecilio González Márquez, Notary Public No. 151 (one hundred and fifty-one) of Mexico City, hereinafter the "AGENCY AGREEMENT".

FIVE. The First Amendment dated April 07, 2022 to the “VAT LOAN” entered into between Banco Nacional de Comercio Exterior, S.N.C. Institución de Banca de Desarrollo as “LENDER” and CIBanco, S.A., Institución de Banca Múltiple, as Trustee of Trust Agreement CIB/3001, as “BORROWER”, with the apperance of Operadora Hotelera G.I., S.A. de C.V., as “JOINT AND SEVERAL OBLIGOR”, whereby the borrowing period of the facility was extended, the foregoing through ratification instrument 60,019 dated April 07, 2022, granted before Benjamín Diaz Soto, Notary Public 131 of Mexico City, hereinafter the “FIRST AMENDMENT”.

The “VAT LOAN”, the “MORTGAGE”, the “PLEDGE”, the “AGENCY AGREEMENT”, and the "FIRST AMENDMENT” are jointly the “LOAN DOCUMENTS”.

R E P R E S E N T A T I O N S:

A. The “BORROWER” represents, through its trust officers, under oath, that:

I.	It is a legal entity, Credit Institution, duly incorporated, existing, and authorized to do business as such, in accordance with the laws of Mexico, and therefore it has the capacity to bind itself in terms thereof.

II.	Its trust officers have the legal capacity and sufficient authority to enter into this Amendment, which as of this date have not been revoked, modified, or otherwise restricted.

III.	It requested the LENDER to enter into this Amendment in order to extend the term of the VAT LOAN, therefore it agrees to enter into this Amendment.

IV.	It is fully aware of the execution of this Amendment, acknowledging its content and scope, and ratifies the obligations agreed upon in the "VAT LOAN".

V.	The "PROPERTY" complies with all its respective taxes, duties, and contributions and, except for the liens that the "LENDER" is aware of, it has no other liens or limitations of ownership, which is evidenced by the Non-Lien Certificate, issued by the Public Registry of Property and Commerce of Quintana Roo dated January 17 (seventeen), 2023 (two thousand twenty-three), attached hereto as Exhibit "A”.

VI.	It ratifies the representations contained in the " LOAN DOCUMENTS", and therefore these are deemed inserted verbatim herein.

VII.	That it is in compliance with any and all obligations assumed under the "LOAN DOCUMENTS".

VIII.	The obligations assumed under this Amendment are valid, legally binding, and enforceable against it, in accordance with the terms set forth herein.

IX.	Except for the provisions of this Amendment, it agrees to ratify the obligations assumed according to the " LOAN DOCUMENTS", under the terms and conditions provided therein, and to assume the obligations set forth in this Amendment.

X.	In order to enter into this Amendment it represents that it has not incurred in any act of bribery to a public official of the country where it carries out its activity, nor in any country where it develops its purpose, and that it is not aware that any third party with whom it has a direct relationship, and who has assisted in the process to obtain the "VAT LOAN" and this Amendment, incurred or has incurred in acts of bribery for the execution of this Amendment or to obtain the financing granted. Said affirmation remains in force in its terms as of the execution date of this Amendment.

XI.	It has not initiated, and has not been initiated, nor has it been advised of the initiation of legal proceedings against it to file for insolvency, bankruptcy, liquidation, judicial or extrajudicial intervention or any equivalent or similar proceeding in any jurisdiction.

B. The “JOINT AND SEVERAL OBLIGOR” represents, through its legal representative, under oath, that:

I.	It is a corporation duly incorporated and existing under the laws of Mexico, fully authorized in accordance with its corporate purpose to enter into this Amendment and authorized to bind it under the terms hereof and does not require any corporate authorization other than those it has obtained to date.

II.	Its legal representative has sufficient legal capacity and authority to enter into this Amendment, which to date has not been revoked, modified, or restricted in any way.

III.	That its commercial business is free of liens, which is evidenced by the non-lien certificate issued by the Public Registry of Commerce of Mexico City on January 23 (twenty-third), 2023 (two thousand and twenty-three), and by the verifications in the Sole Registry of Security Interests, only reporting a certain lien known to the "LENDER", attached hereto as Exhibit B.

IV.	It executes this Amendment to ratify the capacity in which it appears and to continue guaranteeing the due performance of the obligations assumed by the "BORROWER" in the " VAT LOAN" and hereunder.

V.	The execution and performance of this Amendment and other documents to be executed as provided herein, and the performance of their respective obligations (i) are within its corporate purpose, (ii) are not in conflict or inconsistent with, or in breach of, the provisions of its articles of incorporation or any other document in effect as of the date hereof, or any law, regulation, term, condition, obligation, or material contractual restriction binding upon or affecting it, and (iii) will not constitute or result in a breach, default, and/or early termination cause under any material contract or agreement to which it is a party or which is applicable to it.

VI.	It has not initiated, and has not been initiated, nor has it been advised of the initiation of legal proceedings against it to file for insolvency, bankruptcy, liquidation, judicial or extrajudicial intervention or any equivalent or similar proceeding in any jurisdiction.

VII.	The obligations assumed by the “JOINT AND SEVERAL OBLIGOR” hereunder are valid, legally binding, and enforceable against it, in accordance with the terms provided therein, the content and scope of which it represents that it is aware of.

C. The "LENDER" represents that:

I.	It is a Development Banking Institution currently governed by its Organic Law, published in the Federal Official Gazette on January 20, 1986.

II.	Its attorneys-in-fact have sufficient powers and authority to execute this Amendment, which have not been modified or revoked as of the date hereof.

III.	The preceding representations are a determining reason to enter into this Amendment, which shall be subject to the following:

C L A U S E S:

TERMS.

ONE. – Capitalized terms, whether or not enclosed in quotation marks, including those contained in the section of Recitals, Representations or otherwise herein that are not defined in this Agreement shall have the meaning given to them in the "VAT LOAN DOCUMENTS", as applicable, except as expressly modified hereby.

PARTIAL MODIFICATION TO CLAUSE ONE OF THE VAT LOAN.

TWO. - The "PARTIES" agree to extend the borrowing period of the "VAT LOAN", as of February 17 (seventeen), 2023 (two thousand and twenty-three), to be effective until December 18 (eighteen), 2023 (two thousand and twenty-three), therefore they agree to modify, solely and exclusively the definition of "Borrowing Period" provided in Clause One of the "VAT LOAN" and clause two of the "FIRST AMENDMENT", so that said paragraph is subsequently drafted as follows:

“One. Definitions. The following terms shall have the meanings assigned to them below:

[…]

“Borrowing Period” means the period beginning on February 17 (seventeen), 2023 (two thousand and twenty-three) and ending on December 18 (eighteen), 2023 (two thousand and twenty-three)".

The Parties agree that all references to “Borrowing Period” and “Borrowing Window” will be understood as synonyms…

RATIFICATION OF GUARANTEES.

THREE. The BORROWER and the JOINT AND SEVERAL OBLIGOR hereby expressly agree with the LENDER to ratify the content and scope of all obligations, guarantees, and the joint and several obligations created for the benefit of the LENDER under the LOAN DOCUMENTS, under the terms provided therein, having such terms as inserted verbatim herein, until the principal, interest and ancillary charges under the “VAT LOAN” are settled.

NO NOVATION.

FOUR. The PARTIES expressly agree that, except for the modifications resulting herefrom, all other obligations, terms, and conditions agreed upon under the LOAN DOCUMENTS will retain all their legal value, force, and scope, and are therefore deemed reproduced herein as inserted verbatim, provided that the execution of this Agreement does not constitute a novation of the obligations previously agreed upon by the PARTIES.

INDEMNITY.

FIVE. The "BORROWER" and the "JOINT AND SEVERAL OBLIGOR" agree to indemnify and hold harmless the "LENDER" and its officers, employees and attorneys-in-fact (the "Indemnified Parties"), from and against any and all damages, or liabilities, including documented related costs and expenses, of any nature, resulting from any investigative, administrative, judicial, or legal proceedings or claims brought in direct connection with or arising out of the execution and performance of the "VAT LOAN", the MORTGAGE and this amendment and/or any other document related to the "VAT LOAN" or the breach by the "BORROWER" or the JOINT AND SEVERAL OBLIGOR of any terms of or obligations arising from the "VAT LOAN", the MORTGAGE and/or this amendment and/or any other document related to the "VAT LOAN", including any claims arising from environmental laws, except if such liabilities are the result of bad faith, gross negligence, negligence or willful misconduct of any of the Indemnified Parties, as determined by a final and unappealable judgment.

PAYMENT OF EXPENSES.

SIX. The "BORROWER" shall pay all expenses hereof. For such purpose, any expenses derived from the execution, formalization, fees, registry registration, taxes, or of any other nature required by law, execution, or extinction of the obligations created thereby or property rights that have been created as guarantee thereof and the respective cancellation of the registry shall be deemed expenses of the Amendment, and also those generated by any modification requested by the "BORROWER" and accepted by the "LENDER", and those generated by the recovery of the "VAT LOAN", in case of non-compliance by the "BORROWER" with its obligations and/or those derived from the execution, protection, or preservation of the rights of the "LENDER" under this Amendment and under the documentation related thereto.

Likewise, if the "BORROWER" fails to comply with the obligation set forth in the preceding paragraph, it authorizes the LENDER to pay the amount of the expenses and fees charged to the "VAT LOAN", the "BORROWER" undertakes to reimburse these within a term of 3 (three) business days, and the BORROWER shall pay ordinary interest at a rate of 30% (thirty percent) per annum on the amount paid for such expenses.

The LENDER shall send to the BORROWER the receipts of the disbursements referred to in the preceding paragraph.

CONFIDENTIALITY.

SEVEN. (a) All information contained herein and in the " VAT LOAN" or in any of the documents held by the "LENDER", and any information disclosed by any of the Parties (the "Disclosing Party") to the other party (the "Receiving Party") with respect to the terms contained in such documents, will be deemed to be privileged and/or confidential information, therefore, the Receiving Party may not disclose such information to any person (except to its employees, officers, beneficiaries, shareholders, or legal or tax advisors, provided that they agree to use such information on a confidential basis), without the prior written consent of the Disclosing Party, except in the event that such information is required by any competent judicial authority in the exercise of its powers.

(b) The Receiving Party shall not be liable for proprietary information which is in the public domain or which is disclosed by third parties without the intervention of the Receiving Party; however, the Receiving Party acknowledges that the disclosure of any proprietary or confidential information, without the request of a competent court authority, may cause damage to the Disclosing Party in its operations or dealings with third parties and therefore the Receiving Party agrees to indemnify the Disclosing Party against any claim, loss, damage, liability, impairment, or expense arising from any disclosure made by the Receiving Party in breach of the provisions of this Amendment.

(c) Subject to the confidentiality exceptions set forth above, for the purposes of this Clause, it will be considered as proprietary and/or confidential information, any type of information that is verbal, written, printed, contained in magnetic or electronic media or that in any other way may be disclosed to third parties, except for that information that (i) has been published or is in the public domain, unless it has been disclosed by any of the Parties in breach of this Amendment, (ii) has been provided to or brought to the knowledge of either Party by persons other than those working directly or indirectly for or on behalf of the Parties, (iii) was lawfully in the possession of either Party prior to the date it was provided by the other Party, unless it was generated by the other Party, and (iv) the disclosure of confidential information is required by court order. The Receiving Party agrees to obtain a written confidentiality undertaking from any Person to whom it discloses confidential information of the Disclosing Party, provided that, without the Disclosing Party's authorization, the Receiving Party may not disclose the information contained in this Amendment or in the "VAT LOAN" to any entity that directly competes with the Disclosing Party in its predominant business activity.

PRIVACY NOTICE

Both the Comprehensive Privacy Notice and the Simplified Privacy Notice are available on the website of the "Creditor" at the following e-mail address: https://www.bancomext.com/transparencia/avisos-de-privacidad.

APPLICABLE LAW AND JURISDICTION.

EIGHT. For all matters relating to the interpretation, enforcement and performance of this Amendment, the PARTIES submit to the laws in force and to the jurisdiction of the competent federal courts in Mexico City, expressly waiving the jurisdiction of their present or future domicile.

DOMICILES.

NINE. The PARTIES provide the following as their domicile for the purposes of notifications and notices related to this Amendment:

"LENDER": Periférico Sur 4333 (four thousand three hundred thirty-three), Colonia Jardines en la Montaña, C.P. 14210 (fourteen thousand two hundred ten) Mexico City.

Attentnion: Julio Cesar Román Pedraza

Email: jroman@bancomext.gob.mx

"BORROWER”: Montes Urales 105 (one hundred five), Col. Lomas de Chapultepec, Miguel Hidalgo, C.P. 11000 (eleven thousand), Mexico City

Attention: Marcos Sacal Cohen

Email: marcos@murano.com.mx

“JOINT AND SEVERAL OBLIGOR”: Paseo de las Palmas 1270 (one thousand two hundred seventy), Col. Lomas de Chapultepec, Miguel Hidalgo, C.P. 11000 (eleven thousand), Mexico City.

Attention: Marcos Sacal Cohen

Email: marcos@murano.com.mx

Until the BORROWER and the JOINT AND SEVERAL OBLIGOR give the LENDER notice in writing of the change of its address, any notice or notification hereunder will be made at the addresses provided herein.

Additionally, the "PARTIES" agree that the notifications or notices that "LENDER" must give, as provided herein, may be given via e-mail, followed by specialized courier or personal delivery, with acknowledgment of receipt, at the address and e-mail address indicated above; provided that these are in writing and considered validly given.

G E N E R A L    I N F O R M A T I O N

I. BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C. INSTITUCIÓN DE BANCA DE DESARROLLO

a)	Yvette Valenzuela Becerra, of legal age, Mexican, single, occupation: Bank Official, domiciled at Periférico Sur 4333 (four thousand three hundred thirty-three), Colonia Jardines en la Montaña, Mexico City, Zip Code 14210 (fourteen thousand two hundred and ten).

b)	Julio César Román Pedraza, of legal age, Mexican, single, occupation: Bank Official, domiciled at Periférico Sur 4333 (four thousand three hundred and thirty-three), Colonia Jardines en la Montaña, Mexico City, Zip Code 14210 (fourteen thousand two hundred and ten).

II. CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS TRUSTEE OF TRUST AGREEMENT CIB/3001

a)	Juan Pablo Baigts Lastiri, of legal age, Mexican, married, occupation: trust officer, with address at Av. Cordillera de los Andes No. 265 (two hundred and sixty-five), piso 2 (two), Lomas de Chapultepec, C.P. 11000 (eleven thousand), Mexico City.

b)	Gerardo Ibarrola Samaniego, of legal age, Mexican, married, occupation: trust officer, with address at Av. Cordillera de los Andes No. 265 (two hundred and sixty-five), piso 2 (two), Lomas de Chapultepec, C.P. 11000 (eleven thousand), Mexico City.

III. OPERADORA HOTELERA G I., S.A. DE C.V.

a)	Marcos Sacal Cohen, of legal age, Mexican, married, occupation: businessman, with address at Paseo de las Palmas 1270 (one thousand two hundred and seventy), Lomas de Chapultepec, C.P. 11000 (eleven thousand), Mexico City.

L E G A L    C A P A C I T Y

I. BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C. INSTITUCIÓN DE BANCA DE DESARROLLO

a.	It is a Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, incorporated and existing under Mexican law, with legal capacity and its own assets, governed by the terms of its Organic Law, published in the Federal Official Gazette on January 20 (twenty), 1986 (nineteen hundred and eighty-six).

b.	Yvette Valenzuela Becerra evidences her legal capacity with public instrument number 47,619 (forty-seven thousand six hundred and nineteen) dated December 12 (twelve), 2011 (two thousand eleven), executed before Maximino García Cueto, Notary Public No. 14 (fourteen) of Mexico City, and registered in the Public Registry of Property and Commerce of Mexico City, under commercial folio number 3659 (three thousand six hundred and fifty nine).

c.	Julio César Román Pedraza evidences his legal capacity in terms of public instrument number 54,429 (fifty-four thousand four hundred and twenty-nine) dated October 19 (nineteen), 2016 (two thousand sixteen), granted before Maximino García Cueto Notary Public No. 14 (fourteen) of Mexico City, and registered in the Public Registry of Property and Commerce of Mexico City, under commercial folio number 3659 (three thousand six hundred and fifty-nine).

II. CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS TRUSTEE OF TRUST AGREEMENT CIB/3001

a.	It is a Sociedad Anónima, Institución de Banca Múltiple, incorporated and existing under Mexican law, pursuant to public instrument number 57,840 (fifty-seven thousand eight hundred and forty), dated February 6 (six), 2008 (two thousand eight), executed before Roberto Núñez y Bandera, Notary Public No. 1 (one) of Mexico City, the first transcript of which was recorded in the Public Registry of Commerce of Mexico City under Electronic Commercial Folio No. 384235, on February 14 (fourteen), 2008 (two thousand eighty-eight), whereby such company was incorporated.

b.	Juan Pablo Baigts Lastiri and Gerardo Ibarrola Samaniego evidence their legal capacity in terms of public instrument number 180,222 (one hundred and eighty thousand two hundred and twenty-two) dated May 23 (twenty-three), 2022 (two thousand and twenty-two) executed before Armando Mastachi Aguario, Notary Public No. 121 (one hundred and twenty-one) of Mexico City.

III. OPERADORA HOTELERA G I., S.A. DE C.V.

a.	It is a corporation with variable capital (sociedad anónima de capital variable), incorporated and existing under Mexican law, pursuant to public instrument number 11,140 (one hundred eleven thousand one hundred forty) dated May 29 (twenty-nine), 2019 (two thousand nineteen), executed before Guillermo Loza Ramírez, Notary Public No. 10 (ten) of Nuevo Vallarta, Municipality of Bahía de Banderas, State of Nayarit, registered in the Public Registry of Commerce of Mexico City, under number N-2018078026, dated September 25 (twenty-five), 2018 (two thousand eighteen), whereby the company was incorporated.

b.	Marcos Sacal Cohen evidences his personality in terms of public instrument number 11,140 (one hundred and eleven thousand and one hundred and forty) dated May 29 (twenty-nine), 2019 (two thousand and nineteen), executed before Guillermo Loza Ramírez, Notary Public No. 10 (ten) of Nuevo Vallarta, Municipality of Bahía de Banderas, State of Nayarit

The Parties sign three counterparts of this Amendment in Mexico City, on February 14 (fourteen), 2023 (two thousand and twenty-three)

“BORROWER”

CIBANCO, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, AS TRUSTEE OF TRUST AGREEMENT CIB/3001

/s/ Juan Pablo Baigts Lastiri
By: Juan Pablo Baigts Lastiri
Title: Attorney in fact

/s/ Gerardo Ibarrola Samaniego
By: Gerardo Ibarrola Samaniego
Title: Attorney in Fact

“JOINT AND SEVERAL OBLIGOR”

OPERADORA HOTELERA G I., S.A. DE C.V.

/s/ Marcos Sacal Cohen
By: Marcos Sacal Cohen
Title: Attorney in fact

LENDER

BANCO NACIONAL DE COMERCIO EXTERIOR,

S.N.C., INSTITUCIÓN DE BANCA DE DESARROLLO

/s/ Yvette Valenzuela Becerra	/s/ Julio Cesar Román Pedraza
By: Yvette Valenzuela Becerra Title: Attorney in fact	By: Julio Cesar Román Pedraza Title: Attorney in fact

[This signature page corresponds to the second Amendment dated February 14 (fourteen), 2023 (two thousand and twenty-three) to the loan agreement with mortgage guarantee and joint and several obligation, dated October 16, 2019, that Cibanco, S.A., Institución de Banca Múltiple, in its capacity as Trustee of Trust Agreement CIB/3001 as BORROWER, Operadora Hotelera G I. S.A. de C.V. as JOINT AND SEVERAL OBLIGOR, and Banco Nacional de Comercio Exterior, S.N.C., Institución de Banca de Desarrollo, as LENDER].

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